Exhibit 99.1

NEWS

TEAM, INC.	For immediate release
13131 Dairy Ashford, Suite 600	Contact: Greg L. Boane (281) 388-5541
Sugar Land, TX 77478

TEAM, INC. REPORTS THIRD QUARTER 2016 RESULTS

SUGAR LAND, TX, November 1, 2016 - Team, Inc. (NYSE: TISI) (“Team” or the “Company”) today released financial results for the third quarter ended September 30, 2016. Team reported a net loss of $4.2 million ($0.14 loss per diluted share) for the current year quarter versus net income of $2.5 million ($0.12 earnings per diluted share) for the prior year quarter. Excluding certain non-routine items, adjusted net loss was $0.4 million ($0.01 adjusted loss per diluted share) for the current quarter versus adjusted net income of $5.1 million ($0.24 adjusted earnings per diluted share) for the prior year quarter. Revenues for the current quarter increased by 19% to $289.6 million compared to revenues of $243.6 million for the prior year quarter due primarily to the Furmanite acquisition. Adjusted net income (loss) excludes certain non-routine items that are not indicative of Team’s ongoing operating activities of $3.8 million (net of tax), or $0.13 per diluted share, for the current year quarter and $2.6 million (net of tax), or $0.12 per diluted share, for the prior year quarter, as detailed in the accompanying schedule.

Year-to-date revenues were $876.9 million, a 31% increase compared to revenues of $671.4 million for the prior year period. Net loss was $3.3 million ($0.12 loss per diluted share) compared to net income of $19.8 million ($0.92 earnings per diluted share) for the prior year. Year-to-date adjusted net income was $10.4 million ($0.38 adjusted earnings per diluted share), versus adjusted net income of $27.3 million ($1.27 adjusted earnings per diluted share) for the prior year. Adjusted net income excludes non-routine items of $13.7 million (net of tax), or $0.50 per diluted share, for the current year period and $7.5 million (net of tax), or $0.35 per diluted share in the prior year period, as detailed in the accompanying schedule.

“We continued to face market headwinds during the third quarter of 2016, which includes two of our seasonally weakest months of the year—July and August. Those two months were unusually soft this year, as we continued to experience headwinds from project deferrals, scope reductions and maintenance deferrals, coupled with the adverse impact on business of severe flooding in Louisiana. However, activity levels picked up sharply in the month of September. In fact, September was our strongest month of the year,” said Ted Owen, Team’s President and CEO. “Our strong finish to the quarter, and indeed our activity levels through the first month of the fourth quarter, gives us encouragement that we are seeing the first signs of more normalized market activity.”

“As importantly, with the increased activity levels in September, we have begun to see incremental improvements in profitability as our business integration initiatives gain traction. We are on track to complete our major ERP implementation in North America by the end of 2017 and we continue to make excellent progress toward the achievement of targeted merger-related synergies pertaining to the Qualspec and Furmanite acquisitions,” said Mr. Owen. “I couldn’t be more proud of the exceptional customer-focused company we are building across our three business units—TeamQualspec, TeamFurmanite, and Quest

Integrity Group. We remain confident in our future, our market positioning and our goal to build the world’s premier industrial services company.”

GAAP Earnings and Non-GAAP Financial Measures

Certain non-routine items that management believes are not indicative of Team’s ongoing operating activities have been excluded from net income (loss) reported in accordance with generally accepted accounting principles in the United States (“GAAP”) when arriving at adjusted net income (loss), a non-GAAP financial measure. In the current quarter, the most significant non-routine items pertained to legal fees and professional fees for acquisition integration ($3.5 million) and non-capitalized ERP implementation costs ($2.3 million).

In the year-to-date period, the most significant non-routine items pertained to acquisition costs, which were primarily associated with the Furmanite transaction ($7.4 million), legal fees and professional fees for acquisition integration and changing the fiscal year end ($7.3 million), non-capitalized ERP implementation costs ($4.8 million) and the loss on the revaluation of contingent consideration ($2.2 million). Costs associated with the Furmanite transaction include $5.2 million incurred by the legacy Furmanite business primarily associated with change of control and severance payments.

A reconciliation of net income (loss) reported in accordance with GAAP to adjusted net income (loss) is contained in the accompanying schedule.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, November 2, 2016 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team’s website, www.teaminc.com. Individuals wishing to participate in the conference call by phone may call 888-699-2378 and use conference code 8256861 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection, mechanical services and engineering assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services across its 220 branch locations and more than 20 countries throughout the world. Team’s common stock is traded on the New York Stock Exchange under the ticker symbol “TISI”.

Non-GAAP Financial Measures

This press release presents information about the Company’s adjusted net income (loss) and adjusted net income (loss) per share, and the Company sometimes uses adjusted EBITDA, EBIT and adjusted EBIT, which are non-GAAP financial measures provided as supplemental to the results provided in accordance with GAAP. A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measure is provided below for each of the fiscal periods indicated.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$289,577	$243,552	$876,871	$671,358
Operating expenses	212,871	173,931	635,490	472,216
Gross margin	76,706	69,621	241,381	199,142

Selling, general and administrative expenses	80,749	62,242	236,612	162,030
Loss on revaluation of contingent consideration	—	522	2,184	522
Operating income (loss)	(4,043)	6,857	2,585	36,590

Foreign currency (gain) loss	(98)	606	(197)	929
Loss on investment in Venezuela	—	—	—	1,177
Other expense (income), net	37	8	(2)	7
Interest expense, net	3,211	2,397	9,554	3,538
Earnings (loss) from continuing operations before income taxes	(7,193)	3,846	(6,770)	30,939

Less: Provision (benefit) for income taxes	(2,656)	1,299	(2,643)	10,958
Income (loss) from continuing operations	(4,537)	2,547	(4,127)	19,981

Income from discontinued operations, net of income tax	316	—	828	—
Net income (loss)	(4,221)	2,547	(3,299)	19,981
Less: Income attributable to noncontrolling interest	—	—	—	213
Net income (loss) available to Team common shareholders	$(4,221)	$2,547	$(3,299)	$19,768

Basic earnings (loss) per share:
Continuing operations	$(0.15)	$0.13	$(0.15)	$0.97
Discontinued operations	0.01	—	0.03	—
Net income (loss)	$(0.14)	$0.13	$(0.12)	$0.97

Diluted earnings (loss) per share:
Continuing operations	$(0.15)	$0.12	$(0.15)	$0.92
Discontinued operations	0.01	—	0.03	—
Net income (loss)	$(0.14)	$0.12	$(0.12)	$0.92
Weighted-average number of shares outstanding:
Basic	29,361	20,375	27,609	20,371
Diluted	29,361	21,445	27,609	21,430

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
SEPTEMBER 30, 2016 AND DECEMBER 31, 2015
(in thousands)

	September 30,	December 31,
	2016	2015
	(unaudited)

Current assets	$428,828	$314,559

Property, plant and equipment, net	212,036	124,983

Other non-current assets	541,558	359,449

Total assets	$1,182,422	$798,991

Current liabilities	$152,610	$92,160

Long-term debt net of current maturities	368,831	351,383

Other non-current liabilities	112,930	17,302

Stockholders’ equity	548,051	338,146

Total liabilities and stockholders’ equity	$1,182,422	$798,991

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
SEPTEMBER 30, 2016 AND SEPTEMBER 30, 2015
(in thousands)

	Nine Months Ended
	September 30,
	2016	2015
	(unaudited)	(unaudited)

Net income	$(3,299)	$19,981

Depreciation, amortization and non-cash share-based compensation expense	42,104	24,578

Working capital changes	20,634	(24,337)

Other items affecting operating cash flow	1,206	6,013

Net cash provided by operating activities	$60,645	$26,235

Capital expenditures	(35,865)	(30,549)

Cash used for business acquisitions, net	(48,382)	(263,560)

Proceeds from sale of assets	3,717	5,304

Other items affecting investing cash flow	5,666	(5,463)

Net cash used in investing activities	$(74,864)	$(294,268)

Borrowings on debt, net	16,043	290,140

Deferred consideration payments	(694)	(1,242)

Contingent consideration payments	(1,816)	—

Purchase of treasury stock	(7,593)	(21,138)

Purchase of noncontrolling interest	—	(5,934)

Debt issuance costs	(759)	(1,950)

Cash associated with share-based payment arrangements, net	2,171	5,266

Net cash provided by financing activities	$7,352	$265,142

Effect of exchange rate changes	243	(2,989)

Change in cash and cash equivalents	$(6,624)	$(5,880)

TEAM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)
The Company uses supplemental non-GAAP financial measures which are derived from the consolidated financial information including adjusted net income (loss); adjusted net income (loss) per share, earnings before interest and taxes (“EBIT”); adjusted EBIT; and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) to supplement financial information presented on a GAAP basis. Adjusted net income (loss) and adjusted net income (loss) per share, each as defined by the Company, exclude the following items from net income (loss): acquisition costs associated with business combinations, non-routine legal costs, professional fees for acquired business integration and changing our fiscal year end, losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs, losses on our investment in Venezuela, certain other non-routine items and the related income tax impacts. EBIT, as defined by the Company, excludes discontinued operations, income tax expense, interest charges and items of other (income) expense and therefore is equal to operating income reported in accordance with GAAP. Adjusted EBIT further excludes the following items: acquisition costs associated with business combinations, non-routine legal costs and professional fees for acquired business integration and changing our fiscal year end, losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs and certain other non-routine items. Adjusted EBITDA further excludes from adjusted EBIT depreciation, amortization and non-cash share based compensation costs.
Management believes that excluding certain items from GAAP results allows management to better understand the consolidated financial performance from period to period and to better identify operating trends that may not otherwise be apparent. Moreover, the Company believes these non-GAAP financial measures will provide its stakeholders with useful information to help them evaluate operating performance. However, there are limitations to the use of the non-GAAP financial measures presented in this report. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies who may calculate non-GAAP financial measures differently than Team does, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity, prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are presented below. You are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented.

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income (loss):
Net income (loss) available to common shareholders	$(4,221)	$2,547	$(3,299)	$19,768
Non-routine acquisition costs	235	1,283	7,414	4,897
Non-routine legal, professional fees and other	3,510	866	7,327	2,210
Non-routine ERP costs	2,268	1,182	4,808	1,791
Non-routine loss on revaluation of contingent consideration	—	522	2,184	522
Non-routine fixed asset write-off	—	—	—	383
Non-routine loss on investment in Venezuela	—	—	—	1,177
Non-routine foreign currency loss	—	—	—	673
Tax impact of adjustments*	(2,225)	(1,301)	(8,031)	(4,169)
Adjusted net income (loss)	$(433)	$5,099	$10,403	$27,252

Adjusted net income (loss) per common share:
Basic	$(0.01)	$0.25	$0.38	$1.34
Diluted	$(0.01)	$0.24	$0.38	$1.27

Adjusted EBITDA:
Operating income (loss) (“EBIT”)	$(4,043)	$6,857	$2,585	$36,590
Non-routine acquisition costs	235	1,283	7,414	4,897
Non-routine legal, professional fees and other	3,510	866	7,327	2,210
Non-routine ERP costs	2,268	1,182	4,808	1,791
Non-routine loss on revaluation of contingent consideration	—	522	2,184	522
Non-routine fixed asset write-off	—	—	—	383
Adjusted EBIT	1,970	10,710	24,318	46,393
Depreciation and amortization	12,539	8,774	35,432	20,534
Non-cash share-based compensation costs	1,327	1,620	5,648	4,044
Adjusted EBITDA	$15,836	$21,104	$65,398	$70,971

*For the three and nine months ended September 30, 2016, the Company assumes a 37% tax rate in order to approximate our long-term effective tax rate.

TEAM, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Segment Data:
Revenues:
TeamQualspec	$142,529	$157,308	$436,029	$394,720
TeamFurmanite	131,787	69,596	392,062	220,051
Quest Integrity	15,261	16,648	48,780	56,587
	$289,577	$243,552	$876,871	$671,358

Operating income (loss) (“EBIT”)
TeamQualspec	$8,423	$14,386	$33,044	$43,092
TeamFurmanite	5,983	3,249	25,004	17,141
Quest Integrity	399	724	2,863	8,729
Corporate and shared support services	(18,848)	(11,502)	(58,326)	(32,372)
	$(4,043)	$6,857	$2,585	$36,590

Adjusted EBIT
TeamQualspec	$8,646	$14,908	$33,513	$43,614
TeamFurmanite	6,605	3,249	27,883	17,524
Quest Integrity	992	1,590	4,279	10,939
Corporate and shared support services	(14,273)	(9,037)	(41,357)	(25,684)
	$1,970	$10,710	$24,318	$46,393
Adjusted EBITDA
TeamQualspec	$13,576	$19,795	$48,548	$52,899
TeamFurmanite	12,310	5,386	42,932	23,573
Quest Integrity	2,366	3,052	8,219	15,282
Corporate and shared support services	(12,416)	(7,129)	(34,301)	(20,783)
	$15,836	$21,104	$65,398	$70,971